Exhibit 10.5

Execution Version

SECOND OMNIBUS AMENDMENT

THIS SECOND OMNIBUS AMENDMENT (this “Amendment”) dated as of April 7, 2009 by and among Goldman Sachs Mortgage Company, as buyer (“GSMC”), Gramercy Warehouse Funding II LLC, as a seller (“Gramercy”), GKK Trading Warehouse II LLC, as a seller (“GKK” and together with Gramercy, collectively, “Seller”), Gramercy Capital Corp., as a guarantor, GKK Capital LP, as a guarantor, Gramercy Investment Trust, as a guarantor and GKK Trading Corp., as a guarantor, (together with Gramercy Capital Corp., GKK Capital LP and Gramercy Investment Trust, “Guarantor”) amends (i) that certain Second Amended and Restated Master Repurchase Agreement between Seller and GSMC, dated as of June 28, 2007, (as amended from time to time, the “Repurchase Agreement”) and (ii) that certain Second Amended and Restated Guaranty dated as of June 28, 2007 by Guarantor for the benefit of GSMC.  Capitalized terms used but not defined herein shall have the meanings set forth in the Repurchase Agreement.

RECITAL

WHEREAS, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, GSMC and Guarantor have agreed to amend the Repurchase Agreement and the Guaranty as provided herein;

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1.             Reduction of Repurchase Price.  On the date hereof, Seller shall repay a portion of the Repurchase Price of the Purchased Loan known as “666 Fifth Avenue” in the amount of $4,000,000.  GSMC and Seller shall execute a replacement Confirmation with respect to such Purchased Loan in the form attached hereto as Exhibit A.

2.             Financial Covenant Compliance Certificate.  Seller, GSMC and Guarantor agree to the following, effective as of January 1, 2009:

(a)           The definition of “Financial Covenant Compliance Certificate”, “Financial Covenants” and all related definitions are hereby deleted in their entirety.

(b)           Section 3(e)(2) of Annex I to the Repurchase Agreement is hereby deleted in its entirety.

(c)           Section 12(g)(iv) of Annex I to the Repurchase Agreement is hereby deleted in its entirety.

(d)           Section 14(a)(xi) is hereby deleted in its entirety.

(e)           Section 14(a)(xv) is hereby deleted in its entirety and replaced by the following:

(xv)         any of the covenants of Guarantor in the Guaranty shall have been breached, and such breach has not been cured within ten (10) Business Days after receiving written notice of such breach from Buyer.

3.             Income Payments.

(a)           The definition of “Income” is hereby deleted in its entirety and replaced by the following:

“Income” shall mean, with respect to any Purchased Loan at any time, any payment or other cash distribution thereon of principal, interest, dividends, fees, reimbursements or proceeds (including sales proceeds) or other cash distributions thereon (including casualty or condemnation proceeds).

(b)           The definition of “Release Amount” is hereby added to 2(c) of Annex I to the Repurchase Agreement:

“Release Amount” shall mean (i) with respect to (a) any arm’s-length sale of a Purchased Loan by Seller to a Person that is not an Affiliate of Seller or (b) any early prepayment or payoff of a Purchased Loan (including any discounted pay-off permitted under the terms of the Agreement), all Income (net of reasonable closing expenses) received in respect of such sale in excess of the amounts required to be paid to Buyer in accordance with Section 3(g)(iii)(A) and (ii) with respect to any sale of a Purchased Loan by Seller to a CDO managed by an Affiliate of Seller or any other repurchase of a Purchased Loan by Seller, fifty percent (50%) of all Income (net of reasonable closing expenses) received in respect of such sale or repurchase in excess of the amounts required to be paid to Buyer in accordance with Section 3(g)(iii)(A).

(c)           Section 3(g)(iii) of Annex I to the Repurchase Agreement are hereby deleted in its entirety and replaced by the following:

(iii)          Seller shall (A) pay to Buyer on the Early Repurchase Date, an amount equal to the sum of the Repurchase Price for such Transaction, all Costs and any other amounts payable by Seller and outstanding under the Agreement (including, without limitation, Section 3(m) of this Annex I) with respect to such Transaction against transfer to Seller or its agent of the related Purchased Loan and (B) deposit the Release Amount with respect to such Purchased Loan into the Blocked Account.

(d)           Section 5(b)(iii) of Annex I to the Repurchase Agreement is hereby deleted in its entirety and replaced by the following:

third, (A) if a Principal Payment in respect of any Purchased Loan has been made during such Collection Period, to Buyer an amount equal to the Principal Payment to be applied to reduce the Repurchase Price of such Purchased Loan until the Repurchase Price is reduced to zero, with any remainder to be applied to reduce the Repurchase Price of the other Purchased Loans pro rata; and (B) if a Purchased Loan has been repurchased in accordance with Section 3(g) of the Agreement during such Collection Period, to Buyer the applicable Release Amount to be applied to reduce the Repurchase Price of the Purchased Loans pro rata;

(f)            Section 5(b)(v) of Annex I to the Repurchase Agreement is hereby deleted in its entirety and replaced by the following:

fifth, to Buyer the remainder in respect of the Aggregate Repurchase Price until the Aggregate Repurchase Price for all of the Purchased Loans has been reduced to zero; and

4.             Events of Default.

(a)           Section 14(a)(ix) of Annex I to the Repurchase Agreement is hereby deleted in its entirety and replaced by the following:

a final judgment by any competent court in the United States of America for the payment of money shall have been rendered against Seller, and remained undischarged or unpaid for a period of forty-five (45) days, during which period execution of such judgment is not effectively stayed;

(b)           Section 14(a)(x) of Annex I to the Repurchase Agreement is hereby deleted in its entirety.

(c)           Section 14(a)(xiii) of Annex I to the Repurchase Agreement is hereby amended to remove the words “or Guarantor” at the end thereof.

(d)           Section 14(a)(xiv) of Annex I to the Repurchase Agreement is hereby deleted in its entirety and replaced by the following:

an “event of default” beyond any applicable notice and cure period shall have occurred under (A) the Securities Repurchase Agreement, (B) any repurchase facility or loan facility entered into by Seller and Buyer or any affiliate of Buyer or (C) any facility with Buyer or any affiliate of Buyer in which Seller is a guarantor; or

5.             Change of Control.  The definition of “Change of Control” is hereby deleted in its entirety and replaced by the following:

“Change of Control” shall mean the occurrence of any of the following events:

(i)            the Parent shall cease to own and control, of record and beneficially, directly or indirectly, at least 100% of each class of outstanding Capital Stock of each Seller;

(ii)           any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall be or have the right to be (whether by means of warrants, options or otherwise), or shall become or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a percentage of the total voting power of all classes of Capital Stock of the Parent entitled to vote generally in the election of directors of 49% or more; or

(iii)          a Transfer of all or substantially all of a Seller’s assets (excluding any such Transfer in connection with any securitization transaction involving, or the sale of, Repurchased Loans or Repurchased Securities or other assets of Seller used in other repurchase or other similar transactions in the ordinary course of such Person’s business).

6.             Guaranty.

(a)           Section 1.2(a) of the Guaranty is hereby deleted in its entirety.

(b)           Sections 4.6, 4.7, 4.10 and 4.11 of the Guaranty are hereby deleted in their entirety.

7.             Representations. Seller hereby represents and warrants that, as of the date hereof, neither (i) that certain First Amended and Restated Credit Agreement dated as of June 28, 2007 by and among GKK Capital LP, as borrower, the obligors party thereto, the lenders party thereto and KeyBank National Association, as agent thereunder, as such agreement has been amended, supplemented or otherwise modified through the date hereof or (ii) that certain Credit Agreement dated as of July 22, 2008 by and among the borrowers party thereto, the lenders party thereto and Wachovia Bank, National Association, as such agreement has been amendment, supplemented or otherwise modified through the date hereof, provides for more favorable terms with respect to financial covenants, cross-default, cross-acceleration or recourse than that provided in the Repurchase Agreement after giving effect to the terms of this Amendment.

8.             SPE Compliance.

(a)           On or prior to May 6, 2009 (the “SPE Compliance Date”), time being of the essence, Seller and Guarantor hereby covenant and agree to cause the Purchased Loans to be held by a Single-Purpose Entity (an “SPE Seller”)(which may be Seller or an Affiliate of Seller) that shall confirm (or reconfirm, as the case may be) in writing its compliance with, and agreement to be bound by, all terms of and conditions of the Transaction Documents, including without limitation, the provisions of Section 13 of Annex I to the Repurchase Agreement as of the SPE Compliance Date.

(b)           Failure of Seller and Guarantor to comply with the provisions of subclause (a) above on or before the SPE Compliance Date shall be an immediate Event of Default under the Repurchase Agreement.

(c)           All documents or instruments as shall be necessary to transfer the Purchased Loans to the SPE Seller (the “Transfer Documents”), if any, shall be in form and substance reasonably satisfactory to Buyer.  In the event that SPE Seller shall be an Affiliate of Seller, the Transfer Documents shall include, in form and substance reasonably satisfactory to Buyer, solvency representations by Seller.

(d)           From the date hereof until the SPE Compliance Date, Buyer agrees to waive any Default or Event of Default solely relating to or arising out of the ownership by Seller of assets that do not constitute Purchased Loans.  Notwithstanding the foregoing waiver, in no event shall Buyer be deemed to have waived any rights or remedies it may have under Section 1.2(b)(iii)(E) of the Guaranty.

(e)           Notwithstanding anything to the contrary contained herein or in any other Transaction Document and for the avoidance of doubt, each of Seller and Guarantor covenant and agree that in no event shall Buyer be obligated to advance funds to any Person in connection with any future funding obligations under any assets owned by Seller as of the date hereof.

9.             Continuing Effect.  Except as expressly amended by this Amendment, the Repurchase Agreement and the other Transaction Documents remain in full force and effect in accordance with their respective terms, and are hereby in all respects ratified and confirmed.

10.           References.  All references to the Repurchase Agreement and the Guaranty in any Transaction Document or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Repurchase Agreement and the Guaranty, each as amended hereby, unless the context expressly requires otherwise.

11.           Governing Law.  This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

12.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

[Signatures appear on the next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in their names as of the date first above written.

GOLDMAN SACHS MORTGAGE COMPANY,
a New York limited partnership

By: Goldman Sachs Real Estate Funding Corp.,
its general partner

By:	/s/ Kevin Gasvoda
Name: Kevin Gasvoda
Title: Authorized Signatory

GRAMERCY WAREHOUSE FUNDING II LLC,		GKK TRADING WAREHOUSE II LLC,
a Delaware limited liability company		a Delaware limited liability company

By: GRAMERCY INVESTMENT TRUST,		By: GKK TRADING CORP.,
a Maryland real estate investment trust		its sole member and manager

By: GKK CAPITAL LP,		By: GRAMERCY CAPITAL CORP.,
a Delaware limited partnership, its sole member and manager		a Maryland corporation, its general partner
By: GRAMERCY CAPITAL CORP.,		By:	/s/ Robert R. Foley
a Maryland corporation, its general partner		Name: Robert R. Foley
Title: Chief Operating Officer
By:	/s/ Robert R. Foley
Name: Robert R. Foley
Title: Chief Operating Officer

GKK TRADING CORP.,		GRAMERCY CAPITAL CORP.,
a Delaware corporation		a Maryland corporation

By:	/s/ Robert R. Foley	By:	/s/ Robert R. Foley
Name: Robert R. Foley		Name: Robert R. Foley
Title: Chief Operating Officer		Title: Chief Operating Officer

GKK CAPITAL, L.P.,		GRAMERCY INVESTMENT TRUST,
a Delaware limited partnership		a Maryland real estate investment trust

By:	/s/ Robert R. Foley	By:	/s/ Robert R. Foley
Name: Robert R. Foley		Name: Robert R. Foley
Title: Chief Operating Officer		Title: Chief Operating Officer